UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 6, 2008

ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:  (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On May 6, 2008, Encore Energy Partners LP (the “Partnership”) issued a press release announcing its unaudited first quarter 2008 results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
     On May 6, 2008, the Partnership announced that the Board of Directors of the general partner of the Partnership has approved a new distribution formula. The Partnership will distribute to the unitholders 50 percent of the excess distributable cash flow above: (1) an implied minimum quarterly distribution of $0.4325 per unit or $1.73 per unit annually and (2) a minimum coverage ratio of at least 1.10 times cash available for distribution. The new distribution formula results in a distribution of $0.5755 per unit for the quarter ended March 31, 2008, or $2.302 per unit on an annualized basis.
Item 9.01 Financial Statements and Exhibits.
     (d)      Exhibits.
     The exhibit listed below is being furnished pursuant to Item 2.02 of this Form 8-K.
     99.1      Press Release dated May 6, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP

	By:	Encore Energy Partners GP LLC, its general partner

Date: May 7, 2008	By:	/s/ Robert C. Reeves Robert C. Reeves
Senior Vice President, Chief Financial Officer,
and Treasurer

EXHIBIT INDEX
Exhibit No.      Exhibit Description
The exhibit listed below is being furnished pursuant to Item 2.02 of this Form 8-K.
99.1      Press Release dated May 6, 2008.